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                                                                    EXHIBIT 3.11

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      DORCHESTER MINERALS OPERATING GP LLC

                          Dated as of December 12, 2001

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THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. A MEMBERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THIS AGREEMENT ARE SATISFIED.
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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      DORCHESTER MINERALS OPERATING GP LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT OF DORCHESTER MINERALS OPERATING GP LLC, (this "Agreement"), dated as of December 12, 2001, is adopted, executed and agreed to by DORCHESTER MINERALS MANAGEMENT LP, a Delaware limited partnership, as the sole Member:

                                R E C I T A L S:

         The Member desires to form a Delaware limited liability company in accordance with the following terms and conditions.

                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and intending to be legally bound, the parties hereto hereby enter into this Agreement pursuant to the provisions and upon the terms and conditions herein contained, and hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Definitions.  As used in this Agreement, the following terms have
              -----------
the following meanings:


                  "Act" means the Delaware Limited Liability Company Act (6 Del C.(S)18-101, et seq.) and any successor statute, as amended from time to time.

                  "Agreement" has the meaning given that term in the introductory paragraph.

                  "Capital Contribution" means any contribution by the Member to the capital of the Company.

                  "Certificate" has the meaning given that term in Section 2.01.

                  "Company" means Dorchester Minerals Operating GP LLC, a Delaware limited liability company.

                  "Member" means Dorchester Minerals Management LP, a Delaware limited partnership.

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                  "Person" has the meaning given that term in Section 18-101(12)
         of the Act.

                  "Proceeding" has the meaning given that term in Section 7.01.

         Other terms defined herein have the meanings so given them.

         1.02 Construction. Whenever the context requires, the gender of all
              ------------
words used in this Agreement includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word include (and any variation) is used in an illustrative sense rather than a limited sense. The word day means a calendar day.

                                   ARTICLE II
                                  ORGANIZATION

         2.01 Formation. The Company has been formed as a Delaware limited
              ---------
liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Act.

         2.02 Name. The name of the Company is "Dorchester Minerals Operating GP
              ----
LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

         2.03 Registered Office; Registered Agent. The registered office of the
              -----------------------------------
Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Member may designate from time to time in the manner provided by law.

         2.04 Purpose. The business and purpose of the Company is to hold the
              -------
sole general partner interest of Dorchester Minerals Operating LP, a Delaware limited partnership. The Company may engage in activities related or incidental to its business and purpose, as well as any other business or investment activity agreed to by the Member.

         2.05 Powers. The Company has all of the powers necessary or convenient
              ------
to achieve its purposes and to further its business.

         2.06 Legal Title. Legal title to the assets of the Company will be
              -----------
taken and at all times held in the name of the Company.


         2.07 Qualifications. The Member may take any and all actions deemed
              --------------
reasonably necessary by the Member to qualify the Company in foreign jurisdictions.

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         2.08 Mergers and Exchanges. With the consent of the Member, the Company
              ---------------------
may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in Section 18-209 of the Act.

         2.09 Liability to Third Parties. The Member shall not be liable for the
              --------------------------
debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

         2.10 Resignation of the Member. The Member may resign from the Company
              -------------------------
prior to the dissolution and winding up of the Company.

         2.11 Transfer or Pledge by the Member. The Member may transfer or
              --------------------------------
pledge its interest in the Company without restriction. The pledge or hypothecation of, or the granting of any security interest or other lien or encumbrance against, all or part of the Member's membership interest in the Company by the Member will not cause the withdrawal of the Member from the Company.

         2.12 Bankruptcy of the Member. The Member shall not cease to be a
              ------------------------
Member of the Company by virtue of the occurrence of any of the events listed in
Section 18-304 of the Act.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

         3.01 Initial Contributions. The Member is making a Capital Contribution
              ---------------------
of One Dollar ($1.00) to the Company.

         3.02 Additional Contributions. The Member shall not be required to make
              ------------------------
any additional contributions to the capital of the Company.

         3.03 No Withdrawal of Contributions. The Member shall not be entitled
              ------------------------------
to withdraw any part of the Member's capital account or to receive any distribution from the Company, except as specifically provided in this Agreement. There shall be no obligation to return to the Member any part of the Member's capital contributions to the Company until such time as the Company is dissolved and terminated.

         3.04 Advances by the Member. If the Company does not have sufficient
              ----------------------
cash to pay its obligations, the Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at a rate determined by the Member from the date of the advance until the date of payment, and is not a Capital Contribution.

                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

         4.01 Allocations. All items of income, gain, loss, deduction, and
              -----------
credit of the Company shall be allocated to the Member.

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         4.02 Distributions. Subject to the limitations of Section 18-607 of the
              -------------
Act, all cash receipts of the Company, less the payment of expenses and the then due liabilities of the Company, shall be paid to the Member in cash at such times as determined by the Member. From time to time the Member also may cause assets of the Company other than cash to be distributed to the Member, which distribution may be made subject to existing liabilities and obligations.

                                    ARTICLE V
                                   MANAGEMENT

         5.01 Management. The Member shall have exclusive authority to act on
              ----------
behalf of the Company and manage the business and affairs of the Company.

         5.02 Officers. The Member may, from time to time, designate one or more
              --------
Persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Member. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Member pursuant to this Section 5.02. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The same Person may hold any number of offices. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Member whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. The Member may fill any vacancy occurring in any office of the Company. The initial officers of the Company shall consist of a Chief Executive Officer (who initially shall be William Casey McManemin), a Chief Financial Officer (who initially shall be H.C. Allen, Jr.), and a Chief Operating Officer (who initially shall be James E. Raley) to serve at the pleasure of the Member and who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Member.

         5.03 Action by Written Consent. Whenever the approval or consent of the
              -------------------------
Member is required or permitted hereunder, such approval or consent shall take the form of a written consent executed by a duly authorized representative of the Member.

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                                   ARTICLE VI
                                 TAXES AND BOOKS

         6.01 Federal Income Tax Treatment. For federal income tax purposes, the
              ----------------------------
Company shall be disregarded as an entity separate from the Member pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). The Company shall file no federal income tax returns.

         6.02 Other Tax Returns.  Subject to Section  6.01,  the Member shall
              -----------------
cause to be prepared and filed all  necessary tax returnsfor the Company.

         6.03 Maintenance of Books and Records. The Company shall keep accurate
              --------------------------------
books and records relating to the assets of the Company. The calendar year shall be the accounting year of the Company. The Member shall be permitted access to all books and records of the Company at the offices of the Company during business hours.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.01 Right to Indemnification. Subject to the limitations and
              ------------------------
conditions set forth in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member or officer of the Company or while a Member or officer of the Company is or was serving at the request of the Company as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 7.01 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity under this Section 7.01. Such actions covered by such indemnification shall include those brought by the Member or the Company. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability; provided, however, that notwithstanding the foregoing or
                     --------  -------
any other provision of this Agreement, the Company shall not provide indemnification to any Person in respect of judgments, penalties, fines, settlements or expenses

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resulting from or arising out of actions by such Person that (i) constitute fraud, gross negligence or intentional wrongful acts, or (ii) materially violate this Agreement, unless otherwise agreed to by the Member.

         7.02 Advance of Expenses. The right to indemnification conferred in
              -------------------
this Article VII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.01 or 7.03 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of
                                         --------  -------
such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only (i) in the discretion of the Member, and (ii) upon the delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 7.01 or 7.03 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 7.01 or 7.03.

         7.03 Indemnification of Employees and Agents. The Company may indemnify
              ---------------------------------------
and advance expenses to any employee or agent of the Company to the same extent permitted under Section 7.01 for Members. In addition, the Company may (by a resolution of the Members) indemnify and advance expenses to Persons whether or not they are employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person, to the same extent permitted under
Section 7.01 for Members.

         7.04 Appearance as a Witness. Notwithstanding any other provision of
              -----------------------
this Article VII the Company may pay or reimburse expenses incurred by a Member, officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

         7.05 Non-Exclusivity of Rights. The right to indemnification and the
              -------------------------
advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right a Person indemnified pursuant to this Article VII may have or may acquire under any law (common or statutory), any provision of the Certificate or this Agreement, a vote of Members or otherwise.

         7.06 Insurance. The Company may purchase and maintain insurance, at its
              ---------
expense, to protect itself and any Person who is or was serving as a Member, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or

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not the Company would have the power to indemnify such Person against such expenses, liability or loss under this Article VII.

         7.07 Member  Notification.  To the extent  required  by law, any
              --------------------
indemnification of or advance of expenses to a Person in accordance with this
Article VII shall be reported in writing to the Members within the thirty
(30)-day period immediately following the date of the indemnification or advance.

         7.08 Savings Clause. If all or any portion of this Article VII shall be
              --------------
invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and, subject to this Article VII, to the fullest extent permitted by applicable law.

                                  ARTICLE VIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         8.01 Dissolution.  The Company shall dissolve and its affairs shall be
              -----------
wound up on the first to occur of the following:

                  (a)    The written consent of the Member;

                  (b) At any time there are no Members, unless the business of the Company is continued pursuant to Section 18-801(a)(4) of the Act; and

                  (c) Entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up.

         8.02 Liquidation and Termination. On dissolution of the Company, the
              ---------------------------
Member shall act as liquidating trustee or the Member may appoint one or more other Persons to act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company in accordance with
Section 18-804 of the Act and make final distributions to the Member. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company assets with all of the power and authority of the Member.

         8.03 Deficit Capital Accounts. Notwithstanding anything to the contrary
              ------------------------
contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, the Member shall not be responsible for any deficit in any capital account attributed to the Member, and upon dissolution of the Company any such deficit shall not be an asset of the Company and the Member shall not be

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obligated to contribute such amount to the Company to bring the balance of the
Member's capital account to zero.

         8.04 Certificate of  Cancellation.  On completion of the distribution
              ----------------------------
of Company assets as provided herein, the Company is terminated, and the Member (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.01 Entire Agreement; Supersedure. This Agreement constitutes the
              -----------------------------
entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the internal governance of the Company, whether oral or written.

         9.02 Effect of Waiver or Consent. A waiver or consent, express or
              ---------------------------
implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

         9.03 Amendment or Modification. This Agreement may be amended or
              -------------------------
modified from time to time only by a written instrument adopted by the Member.

         9.04 Binding Effect.  This Agreement is binding on, and inures to the
              --------------
benefit of, the Member and its heirs, legalrepresentatives, successors, and assigns.

         9.05 Severability. If any provision of this Agreement or the
              ------------
application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         9.06 Headings. Article and Section titles have been inserted for
              --------
convenience of reference only, and they are not intended to affect the meaning or interpretation of this Agreement.

         9.07 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE
              -------------
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the applicable provision of this Agreement shall control except to the extent required by the Act.

                                      -8-

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         IN WITNESS WHEREOF, the Member has executed this Limited Liability
Company Agreement as of the date first set forth above.

Sole Member:

DORCHESTER MINERALS MANAGEMENT LP,
a Delaware limited partnership

         By:      Its General Partner
                  DORCHESTER MINERALS MANAGEMENT GP LLC,
                  a Delaware limited liability company


                  By:  /s/ James E. Raley
                      -----------------------------------
                  Name:    James E. Raley
                        ---------------------------------
                  Title:   Chief Operating Officer
                        ---------------------------------

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